As filed with the Securities and Exchange Commission on February 17, 2015

Registration No. 333-199129

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

(Exact name of registrant as specified in governing instruments)

2901 Butterfield Road

Oak Brook, Illinois 60523

(630) 218-8000

(Address, including zip code, and telephone number, including, area code of principal executive offices)

The Corporation Trust, Inc.

300 East Lombard Street

Baltimore, Maryland 21202

(410) 539-2837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael J. Choate, Esq. Proskauer Rose LLP Three First National Plaza 70 West Madison Suite 3800 Chicago, Illinois 60602-4342 (312) 962-3567	Robert H. Baum Executive Vice President and General Counsel The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 (630) 218-8000

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Primary Offering(2)
Common Stock, Class A and Class T, par value $0.001 per share	$1,000,000,000	$116,200
Common Stock, Class A, par value $0.001 per share (3)	$190,000,000	$22,078

(1)	Previously paid.
(2)	The registrant reserves the right to reallocate shares of common stock being offered in the primary offering between the classes of common stock and between the primary offering and the registrant’s distribution reinvestment plan.
(3)	Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to Form S-11 Registration Statement (No. 333-199129) is being filed solely to file Exhibit 3.3, Exhibit 3.4 and Exhibit 3.5, and no changes or additions are being made hereby to the prospectus constituting Part I of this Registration Statement or to Items 31 through 35, 36(a) or 37 of Part II of this Registration Statement.

Accordingly, such prospectus containing Part I of this Registration Statement and Items 31 through 35, 36(a) and 37 of Part II of this Registration Statement have not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 36.	Financial Statements and Exhibits.

(b) Exhibits: The list of exhibits filed as part of this Registration Statement on Form S-11 is set forth on the Exhibit Index following the signature pages hereto.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on February 17, 2015.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Its:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel L. Goodwin	Director and Chairman of the Board	February 17, 2015
Daniel L. Goodwin

/s/ Mitchell A. Sabshon	Director, President and Chief Executive Officer (Principal Executive Officer)	February 17, 2015
Mitchell A. Sabshon

*	Independent Director	February 17, 2015
Adrian Corbiere

*	Independent Director	February 17, 2015
Michael W. Reid

*	Independent Director	February 17, 2015
Donald E. Tolva

/s/ JoAnn M. McGuinness	Chief Operating Officer	February 17, 2015
JoAnn M. McGuinness

/s/ Catherine M. Lynch	Chief Financial Officer (Principal Financial Officer)	February 17, 2015
Catherine L. Lynch

/s/ David Z. Lichterman	Vice President, Treasurer and Chief Accounting Officer (Principal Accounting Officer)	February 17, 2015
David Z. Lichterman

*	/s/ Cathleen M. Hrtanek	February 17, 2015
Cathleen M. Hrtanek
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.		DESCRIPTION

1.1	**	Form of Dealer Manager Agreement

1.2	**	Form of Soliciting Dealer Agreement (included as Exhibit A in Exhibit 1.1)

3.1	**	Form of Articles of Amendment and Restatement of Inland Residential Properties Trust, Inc.

3.2	**	Bylaws of Inland Residential Properties Trust, Inc.

3.3	*	Articles of Incorporation of Inland Residential Properties Trust, Inc., dated December 18, 2013

3.4	*	Articles of Amendment of Inland Residential Properties Trust, Inc., dated March 14, 2014

3.5	*	Articles of Amendment of Inland Residential Properties Trust, Inc., dated July 14, 2014

4.1	**	Distribution Reinvestment Plan (included in Appendix B)

4.2	**	Form of Share Repurchase Program

4.3	**	Form of Agreement of Limited Partnership of Inland Residential Operating Partnership, L.P.

5	**	Opinion of Venable LLP

8	**	Opinion of Proskauer Rose LLP

10.1	**	Form of Business Management Agreement

10.2	**	Form of Master Real Estate Management Agreement

10.3	**	Form of Escrow Agreement (included as Exhibit B in Exhibit 1.1)

10.4	**	Form of Employee and Director Incentive Restricted Share Plan

10.5	**	Trademark License Agreement

21.1	**	Subsidiaries of the Registrant

23.1	**	Consent of KPMG LLP

23.2	**	Consent of Venable LLP (included in Exhibit 5)

23.3	**	Consent of Proskauer Rose LLP (included in Exhibit 8)

24	**	Power of Attorney

99.1	**	Non-Retaliation Policy

99.2	**	Responsibilities of the Compliance Officer of the Company

*	Filed herewith.
**	Previously filed.